Registration No. 33-52979



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                               AMENDMENT NO. 1 TO
                                    Form S-4

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               O&M Holding, Inc.
             (Exact name of registrant as specified in its charter)


         VIRGINIA                            5047                54-1701843
(State or other jurisdiction      (Primary standard industry  (I.R.S. Employer
of incorporation or organization)   classification number)   Identification No.)

                                 4800 Cox Road
                           Glen Allen, Virginia 23060
                                 (804) 747-9794
   (Address and telephone number of registrant's principal executive offices)

                              --------------------
                              Drew St. J. Carneal
                                 Vice President
                                 4800 Cox Road
                           Glen Allen, Virginia 23060
                                 (804) 747-9794
           (Name, address and telephone number of agent for service)

                                With a copy to:












                         C. Porter Vaughan, III, Esq.
                              Hunton & Williams
                             951 East Byrd Street
                           Richmond, Virginia 23219
                                (804) 788-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )

                                EXPLANATORY NOTE


 The sole purpose of this Amendment No. 1 is to provide an amended copy of
Exhibit 2.1 - Agreement of Exchange and the undertaking required by Item 512(a) of Regulation S-K. The effect on the Proxy Statement/Prospectus of the amendment to Exhibit 2.1 will be reflected in a form of prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(a).

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

    2.1       Agreement of Exchange (filed herewith)

Item 22.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at a termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on April 5, 1994.

                                      O&M HOLDING, INC.


                                      By  * G. Gilmer Minor, III
                                         President



  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on April 5, 1994.



                                          * G. Gilmer Minor, III
                                          Director and President
                                          (Principal Executive Officer)


                                          * Glenn J. Dozier
                                          Treasurer
                                          (Principal Financial Officer and
                                          Principal Accounting Officer)













                                          * By /s/ Drew St. J. Carneal
                                          Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit                                                             Sequential
Number                                                              Page No.

 2.1       Agreement of Exchange (filed herewith)